Exhibit 99.1

FOR IMMEDIATE RELEASE:
April 20, 2022

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2022.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $2.62 in the first quarter of 2022, compared with $3.33 in the year-earlier quarter and $3.37 in the fourth quarter of 2021. GAAP-basis net income was $362 million in the recent quarter, $447 million in the first quarter of 2021 and $458 million in the final 2021 quarter. GAAP-basis net income in the initial quarter of 2022 expressed as an annualized rate of return on average assets and average common shareholders' equity was .97% and 8.55%, respectively, compared with 1.22% and 11.57%, respectively, in the similar 2021 period and 1.15% and 10.91%, respectively, in the fourth quarter of 2021. Included in noninterest expenses in the recent quarter were merger-related expenses associated with M&T’s acquisition of People’s United Financial, Inc. (“People’s United”) of $17 million ($13 million after-tax effect, or $.10 of diluted earnings per common share), compared with $10 million ($8 million after-tax effect, or $.06 of diluted earnings per common share) in the year-earlier quarter and $21 million ($16 million after-tax effect, or $.12 of diluted earnings per share) in the fourth quarter of 2021.

On March 4, 2022, M&T received Federal Reserve approval to acquire People’s United and on April 1, 2022 closed the acquisition. Pursuant to the terms of the merger agreement, People’s United shareholders received consideration valued at .118 of an M&T common share in exchange for each common share of People’s United. Additionally, People’s United outstanding preferred stock was converted into shares of Series H preferred stock of M&T (NYSE: MTBPrH). The purchase price totaled approximately $8.4 billion (with the price based on M&T’s close price of $164.66 per share as of April 1, 2022). Excluding the impact of acquisition accounting adjustments, as of March 31, 2022 People’s United reported total assets of approximately $63.0 billion, total liabilities of approximately $55.5 billion and total shareholders’ equity of approximately $7.5 billion.

Darren J. King, Chief Financial Officer, commented on M&T’s results, “The first quarter results continue to reflect M&T’s strong credit underwriting as evidenced by historically low charge-offs for the quarter and a stable allowance for credit losses. Revenues were in line with expectations and expenses, which include the usual seasonal increase in salaries and employee benefits expense, were prudently managed. Our capital position remains very strong with an estimated Common Equity Tier 1 ratio of 11.6%, compared with 11.4% at last year’s end. We were excited to close the People’s United merger and look forward to working together with our new colleagues to expand our premier banking franchise.”

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Earnings Highlights

				Change 1Q22 vs.
($ in millions, except per share data)	1Q22	1Q21	4Q21	1Q21	4Q21

Net income	$362	$447	$458	-19%	-21%
Net income available to common shareholders ̶ diluted	$340	$428	$434	-21%	-22%
Diluted earnings per common share	$2.62	$3.33	$3.37	-21%	-22%
Annualized return on average assets	.97%	1.22%	1.15%
Annualized return on average common equity	8.55%	11.57%	10.91%

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release. Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.73 in the first quarter of 2022, compared with $3.41 in the year-earlier quarter and $3.50 in the fourth quarter of 2021. Net operating income aggregated $376 million in the recent quarter, $457 million in the first quarter of 2021 and $475 million in 2021’s fourth quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the first quarter of 2022 was 1.04% and 12.44%, respectively, 1.29% and 17.05%, respectively, in the similar quarter of 2021 and 1.23% and 15.98%, respectively, in the fourth quarter of 2021.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $907 million in the recent quarter, compared with $985 million in the first quarter of 2021 and $937 million in the fourth quarter of 2021. The decrease compared with the earlier quarters reflects lower outstanding average loan balances, including significantly reduced balances of loans made under the Paycheck Protection Program (“PPP”). Two fewer days in the recent quarter also contributed to the reduced net interest income as compared with 2021’s fourth quarter. Average loans outstanding and the net interest margin were $92.2 billion and 2.65%, respectively, in the first quarter of 2022, compared with $99.4 billion and 2.97%, respectively, in the year earlier quarter and $93.3 billion and 2.58%, respectively, in the fourth quarter of 2021. Outstanding PPP loans averaged $870 million in 2022’s first quarter, compared with $5.73 billion in the first quarter of 2021 and $1.65 billion in the fourth quarter of 2021.

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Taxable-equivalent Net Interest Income

				Change 1Q22 vs.
($ in millions)	1Q22	1Q21	4Q21	1Q21	4Q21

Average earning assets	$138,624	$134,355	$144,420	3%	-4%
Net interest income ̶ taxable-equivalent	$907	$985	$937	-8%	-3%
Net interest margin	2.65%	2.97%	2.58%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $10 million in the recent quarter, compared with provision recaptures of $25 million and $15 million recorded in the first and fourth quarters of 2021, respectively. Net loan charge-offs were $7 million in the first quarter of 2022, greatly improved from $75 million in the first quarter of 2021 and $31 million in 2021’s final quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .03% and .31% in the first quarters of 2022 and 2021, respectively, and .13% in the fourth quarter of 2021.

Loans classified as nonaccrual totaled $2.13 billion at March 31, 2022, up from $1.96 billion at March 31, 2021 and $2.06 billion at December 31, 2021. Nonaccrual loans a percentage of total loans were 2.32% at the recent quarter-end, compared with 1.97% a year earlier and 2.22% at December 31, 2021. Assets taken in foreclosure of defaulted loans were $24 million at each of March 31, 2022 and December 31, 2021, compared with $30 million at March 31, 2021.

Allowance for Credit Losses.  M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions for purposes of determining the adequacy of the allowance for credit losses. As a result of those procedures, the allowance for credit losses totaled $1.47 billion or 1.60% of loans outstanding at March 31, 2022, compared with $1.64 billion or 1.65% at March 31, 2021 and $1.47 billion or 1.58% at December 31, 2021. The allowance at March 31, 2022, March 31, 2021, and December 31, 2021 represented 1.61%, 1.75%, and 1.60%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

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Asset Quality Metrics
				Change 1Q22 vs.
($ in millions)	1Q22	1Q21	4Q21	1Q21	4Q21

At end of quarter
Nonaccrual loans	$2,134	$1,957	$2,060	9%	4%
Real estate and other foreclosed assets	$24	$30	$24	-21%	-2%
Total nonperforming assets	$2,158	$1,987	$2,084	9%	4%
Accruing loans past due 90 days or more (1)	$777	$1,085	$963	-28%	-19%
Nonaccrual loans as % of loans outstanding	2.32%	1.97%	2.22%

Allowance for credit losses	$1,472	$1,636	$1,469	-10%	—
Allowance for credit losses as % of loans outstanding	1.60%	1.65%	1.58%

For the period
Provision for credit losses	$10	$(25)	$(15)	—	—
Net charge-offs	$7	$75	$31	-91%	-78%
Net charge-offs as % of average loans (annualized)	.03%	.31%	.13%

(1)	Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense.  Noninterest income totaled $541 million in the first quarter of 2022, up from $506 million in the year-earlier quarter. That increase was reflective of higher trust income, service charges on deposit accounts, brokerage services income, as well as a $30 million distribution from Bayview Lending Group LLC, partially offset by decreased mortgage banking revenues that reflect the impact of M&T’s decision to retain recently originated mortgage loans in portfolio rather than sell such loans. Noninterest income was $579 million in last year’s fourth quarter. The comparative decline in the recent quarter was predominantly the result of the decreased mortgage banking revenues.

Noninterest Income

				Change 1Q22 vs.
($ in millions)	1Q22	1Q21	4Q21	1Q21	4Q21

Mortgage banking revenues	$109	$139	$139	-21%	-22%
Service charges on deposit accounts	102	93	105	9%	-4%
Trust income	169	156	169	8%	—
Brokerage services income	20	13	19	54%	7%
Trading account and foreign exchange gains	5	6	6	-15%	-11%
Gain (loss) on bank investment securities	(1)	(12)	2	—	—
Other revenues from operations	137	111	139	23%	-2%
Total	$541	$506	$579	7%	-7%

Noninterest expense totaled $960 million in the first quarter of 2022, compared with $919 million in the similar quarter of 2021 and $928 million in the fourth quarter of 2021. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $941 million in the recent quarter, $907 million in the first quarter of 2021 and $904 million in 2021’s fourth quarter. Factors contributing to the increase in noninterest operating expenses in the recent quarter as compared with the year-earlier quarter were higher costs for salaries and employee benefits (including increased incentive compensation expenses), outside data processing and

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software, offset by lower pension-related expenses. As compared with the fourth quarter of 2021, the increased level of noninterest operating expenses in the recent quarter resulted largely from seasonally higher salaries and employee benefits, including increased stock-based compensation, payroll-related taxes and other employee benefits, partially offset by lower pension-related and professional services costs.

Noninterest Expense

				Change 1Q22 vs.
($ in millions)	1Q22	1Q21	4Q21	1Q21	4Q21

Salaries and employee benefits	$578	$541	$515	7%	12%
Equipment and net occupancy	86	82	83	4%	4%
Outside data processing and software	80	66	79	21%	1%
FDIC assessments	16	14	19	10%	-17%
Advertising and marketing	16	15	21	10%	-25%
Printing, postage and supplies	10	9	8	9%	25%
Amortization of core deposit and other intangible assets	1	3	2	-54%	-36%
Other costs of operations	173	189	201	-8%	-14%
Total	$960	$919	$928	4%	3%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 64.9% in the first quarter of 2022, 60.3% in the year-earlier quarter and 59.7% in the fourth quarter of 2021.

Balance Sheet.  M&T had total assets of $149.9 billion at March 31, 2022, compared with $150.5 billion and $155.1 billion at March 31, 2021 and December 31, 2021, respectively. Loans and leases, net of unearned discount, were $91.8 billion at March 31, 2022, compared with $99.3 billion at March 31, 2021 and $92.9 billion at December 31, 2021. The lower level of loans and leases at the recent quarter-end as compared with the earlier dates noted is largely a reflection of declines in balances of PPP loans outstanding. PPP loans totaled $592 million at March 31, 2022, down from $6.2 billion at March 31, 2021 and $1.2 billion at December 31, 2021. Total deposits were $126.3 billion at the recent quarter-end, $128.5 billion a year earlier and $131.5 billion at December 31, 2021.

Total shareholders' equity was $17.9 billion at each of March 31, 2022 and December 31, 2021, or 11.93% and 11.54% of total assets, respectively, and $16.4 billion, or 10.93% at March 31, 2021. Common shareholders' equity was $16.1 billion, or $124.93 per share, at March 31, 2022, compared with $15.2 billion, or $118.12 per share, a year-earlier and $16.2 billion, or $125.51 per share, at December 31, 2021. Tangible equity per common share was $89.33 at March 31, 2022, $82.35 at March 31, 2021 and $89.80 at December 31, 2021. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T

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estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 11.6% at March 31, 2022, up from 11.4% three months earlier and 10.4% at March 31, 2021.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (866) 342-8591. International participants, using any applicable international calling codes, may dial (203) 518-9713. Callers should reference M&T Bank Corporation or the conference ID #MTBQ122. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday April 27, 2022 by calling (800) 723-0389, or (402) 220-2647 for international participants. No conference ID is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T.  M&T is a financial holding company headquartered in Buffalo, New York. On April 1, M&T successfully completed the acquisition of People’s United. The combined company employs more than 22,000 people and has a network of over 1,000 branches and 2,200 ATMs. M&T's principal banking subsidiary, M&T Bank, operates banking offices in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided by M&T's Wilmington Trust-affiliated companies in select markets in the U.S. and abroad and by M&T Bank.  For more information on M&T Bank, visit www.mtb.com.

In February, M&T Bank received 29 regional and national Greenwich Excellence awards and six Greenwich Best Brand awards, continuing its streak as one of the nation's highest rated banks for the customer experience it provides to businesses. M&T Bank earned the most awards of any bank in the country for small business banking and its combined total across small business and middle market categories also led the nation.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of the war in Ukraine, the COVID-19 pandemic and other notable national and global current events on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These

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statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Also as described further below, statements regarding M&T’s expectations or predictions regarding the acquisition of People’s United are forward-looking statements, including statements regarding the expected financial results, prospects, targets, goals and outlook.

Future factors include the impact of the People’s United transaction (as described in the next paragraph); the impact of the war in Ukraine; the impact of the COVID-19 pandemic; economic conditions including inflation; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation or regulations affecting the financial services industry and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, future factors related to the acquisition of People’s United include, among others: the outcome of any legal proceedings that may be instituted against M&T; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T does business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships; M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the business, economic and political conditions in the markets in which M&T operates; and other factors that may affect future results of M&T.

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Future factors related to the acquisition also include risks, such as, among others: that there could be an adverse effect on M&T’s ability to retain customers and retain or hire key personnel and maintain relationships with customers; that integration efforts may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; that profitability following the combination may be lower than expected including for possible reasons such as lower than expected revenues or higher or unexpected costs, charges or expenses resulting from the transaction; unforeseen risks relating to liabilities of M&T or People’s United that may exist; and other factors that may affect future results of M&T.

These are representative of the future factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year-ended December 31, 2021, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2022	2021	Change
Performance
Net income	$362,174	447,249	-19%
Net income available to common shareholders	339,590	428,093	-21%
Per common share:
Basic earnings	$2.63	3.33	-21%
Diluted earnings	2.62	3.33	-21%
Cash dividends	$1.20	1.10	9%
Common shares outstanding:
Average - diluted (1)	129,416	128,669	1%
Period end (2)	129,080	128,658	—
Return on (annualized):
Average total assets	.97%	1.22%
Average common shareholders' equity	8.55%	11.57%
Taxable-equivalent net interest income	$907,408	985,128	-8%
Yield on average earning assets	2.72%	3.08%
Cost of interest-bearing liabilities	.13%	.18%
Net interest spread	2.59%	2.90%
Contribution of interest-free funds	.06%	.07%
Net interest margin	2.65%	2.97%
Net charge-offs to average total net loans (annualized)	.03%	.31%
Net operating results (3)
Net operating income	$375,999	457,372	-18%
Diluted net operating earnings per common share	2.73	3.41	-20%
Return on (annualized):
Average tangible assets	1.04%	1.29%
Average tangible common equity	12.44%	17.05%
Efficiency ratio	64.9%	60.3%

	At March 31
Loan quality	2022	2021	Change
Nonaccrual loans	$2,134,231	1,957,106	9%
Real estate and other foreclosed assets	23,524	29,797	-21%
Total nonperforming assets	$2,157,755	1,986,903	9%
Accruing loans past due 90 days or more (4)	$776,751	1,084,553	-28%
Government guaranteed loans included in totals above:
Nonaccrual loans	$46,151	51,668	-11%
Accruing loans past due 90 days or more	689,831	1,044,599	-34%
Renegotiated loans	$242,108	242,121	—
Nonaccrual loans to total net loans	2.32%	1.97%
Allowance for credit losses to total loans	1.60%	1.65%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2022	2021	2021	2021	2021
Performance
Net income	$362,174	457,968	495,460	458,069	447,249
Net income available to common shareholders	339,590	434,171	475,961	438,759	428,093
Per common share:
Basic earnings	$2.63	3.37	3.70	3.41	3.33
Diluted earnings	2.62	3.37	3.69	3.41	3.33
Cash dividends	$1.20	1.20	1.10	1.10	1.10
Common shares outstanding:
Average - diluted (1)	129,416	128,888	128,844	128,842	128,669
Period end (2)	129,080	128,705	128,699	128,686	128,658
Return on (annualized):
Average total assets	.97%	1.15%	1.28%	1.22%	1.22%
Average common shareholders' equity	8.55%	10.91%	12.16%	11.55%	11.57%
Taxable-equivalent net interest income	$907,408	937,356	970,953	946,072	985,128
Yield on average earning assets	2.72%	2.64%	2.82%	2.85%	3.08%
Cost of interest-bearing liabilities	.13%	.12%	.14%	.14%	.18%
Net interest spread	2.59%	2.52%	2.68%	2.71%	2.90%
Contribution of interest-free funds	.06%	.06%	.06%	.06%	.07%
Net interest margin	2.65%	2.58%	2.74%	2.77%	2.97%
Net charge-offs to average total net loans (annualized)	.03%	.13%	.17%	.19%	.31%
Net operating results (3)
Net operating income	$375,999	475,477	504,030	462,959	457,372
Diluted net operating earnings per common share	2.73	3.50	3.76	3.45	3.41
Return on (annualized):
Average tangible assets	1.04%	1.23%	1.34%	1.27%	1.29%
Average tangible common equity	12.44%	15.98%	17.54%	16.68%	17.05%
Efficiency ratio	64.9%	59.7%	57.7%	58.4%	60.3%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2022	2021	2021	2021	2021
Nonaccrual loans	$2,134,231	2,060,083	2,242,263	2,242,057	1,957,106
Real estate and other foreclosed assets	23,524	23,901	24,786	27,902	29,797
Total nonperforming assets	$2,157,755	2,083,984	2,267,049	2,269,959	1,986,903
Accruing loans past due 90 days or more (4)	$776,751	963,399	1,026,080	1,077,227	1,084,553
Government guaranteed loans included in totals above:
Nonaccrual loans	$46,151	51,429	47,358	49,796	51,668
Accruing loans past due 90 days or more	689,831	927,788	947,091	1,029,331	1,044,599
Renegotiated loans	$242,108	230,408	242,955	236,377	242,121
Nonaccrual loans to total net loans	2.32%	2.22%	2.40%	2.31%	1.97%
Allowance for credit losses to total loans	1.60%	1.58%	1.62%	1.62%	1.65%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Predominantly residential real estate loans.

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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2022	2021	Change
Interest income	$928,256	1,016,962	-9%
Interest expense	24,082	35,567	-32
Net interest income	904,174	981,395	-8
Provision for credit losses	10,000	(25,000)	—
Net interest income after provision for credit losses	894,174	1,006,395	-11
Other income
Mortgage banking revenues	109,148	138,754	-21
Service charges on deposit accounts	101,507	92,777	9
Trust income	169,213	156,022	8
Brokerage services income	20,190	13,113	54
Trading account and foreign exchange gains	5,369	6,284	-15
Gain (loss) on bank investment securities	(743)	(12,282)	—
Other revenues from operations	136,203	110,930	23
Total other income	540,887	505,598	7
Other expense
Salaries and employee benefits	577,520	541,078	7
Equipment and net occupancy	85,812	82,471	4
Outside data processing and software	79,719	65,751	21
FDIC assessments	15,576	14,188	10
Advertising and marketing	16,024	14,628	10
Printing, postage and supplies	10,150	9,317	9
Amortization of core deposit and other intangible assets	1,256	2,738	-54
Other costs of operations	173,684	189,273	-8
Total other expense	959,741	919,444	4
Income before income taxes	475,320	592,549	-20
Applicable income taxes	113,146	145,300	-22
Net income	$362,174	447,249	-19%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2022	2021	2021	2021	2021
Interest income	$928,256	958,518	992,946	970,358	1,016,962
Interest expense	24,082	24,725	25,696	28,018	35,567
Net interest income	904,174	933,793	967,250	942,340	981,395
Provision for credit losses	10,000	(15,000)	(20,000)	(15,000)	(25,000)
Net interest income after provision for credit losses	894,174	948,793	987,250	957,340	1,006,395
Other income
Mortgage banking revenues	109,148	139,267	159,995	133,313	138,754
Service charges on deposit accounts	101,507	105,392	105,426	98,518	92,777
Trust income	169,213	168,827	156,876	162,991	156,022
Brokerage services income	20,190	18,923	20,490	10,265	13,113
Trading account and foreign exchange gains	5,369	6,027	5,563	6,502	6,284
Gain (loss) on bank investment securities	(743)	1,426	291	(10,655)	(12,282)
Other revenues from operations	136,203	138,775	120,485	112,699	110,930
Total other income	540,887	578,637	569,126	513,633	505,598
Other expense
Salaries and employee benefits	577,520	515,043	510,422	479,134	541,078
Equipment and net occupancy	85,812	82,641	80,738	80,848	82,471
Outside data processing and software	79,719	78,814	72,782	74,492	65,751
FDIC assessments	15,576	18,830	18,810	17,876	14,188
Advertising and marketing	16,024	21,228	15,208	13,364	14,628
Printing, postage and supplies	10,150	8,140	7,917	11,133	9,317
Amortization of core deposit and other intangible assets	1,256	1,954	2,738	2,737	2,738
Other costs of operations	173,684	200,850	190,719	185,761	189,273
Total other expense	959,741	927,500	899,334	865,345	919,444
Income before income taxes	475,320	599,930	657,042	605,628	592,549
Applicable income taxes	113,146	141,962	161,582	147,559	145,300
Net income	$362,174	457,968	495,460	458,069	447,249

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2022	2021	Change
ASSETS
Cash and due from banks	$1,411,460	1,258,989	12%
Interest-bearing deposits at banks	36,025,382	31,407,227	15
Federal funds sold	—	1,000	-100
Trading account	197,558	687,359	-71
Investment securities	9,356,832	6,610,667	42
Loans and leases:
Commercial, financial, etc.	23,496,017	27,811,190	-16
Real estate - commercial	34,553,558	37,425,974	-8
Real estate - consumer	15,595,879	17,349,683	-10
Consumer	18,162,938	16,712,233	9
Total loans and leases, net of unearned discount	91,808,392	99,299,080	-8
Less: allowance for credit losses	1,472,359	1,636,206	-10
Net loans and leases	90,336,033	97,662,874	-8
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	2,742	11,427	-76
Other assets	7,940,433	8,248,405	-4
Total assets	$149,863,552	150,481,060	—%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$58,520,366	53,641,419	9%
Interest-bearing deposits	67,798,347	74,193,255	-9
Deposits at Cayman Islands office	—	641,691	-100
Total deposits	126,318,713	128,476,365	-2
Short-term borrowings	50,307	58,957	-15
Accrued interest and other liabilities	2,174,925	2,000,727	9
Long-term borrowings	3,443,587	3,498,503	-2
Total liabilities	131,987,532	134,034,552	-2
Shareholders' equity:
Preferred	1,750,000	1,250,000	40
Common	16,126,020	15,196,508	6
Total shareholders' equity	17,876,020	16,446,508	9
Total liabilities and shareholders' equity	$149,863,552	150,481,060	—%

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$1,411,460	1,337,577	1,479,712	1,410,468	1,258,989
Interest-bearing deposits at banks	36,025,382	41,872,304	38,445,788	33,864,824	31,407,227
Federal funds sold	—	—	—	—	1,000
Trading account	197,558	468,031	624,556	712,558	687,359
Investment securities	9,356,832	7,155,860	6,447,622	6,143,177	6,610,667
Loans and leases:
Commercial, financial, etc.	23,496,017	23,473,324	22,514,940	25,409,291	27,811,190
Real estate - commercial	34,553,558	35,389,730	37,023,952	37,558,775	37,425,974
Real estate - consumer	15,595,879	16,074,445	16,209,354	16,704,951	17,349,683
Consumer	18,162,938	17,974,953	17,834,648	17,440,415	16,712,233
Total loans and leases, net of unearned discount	91,808,392	92,912,452	93,582,894	97,113,432	99,299,080
Less: allowance for credit losses	1,472,359	1,469,226	1,515,024	1,575,128	1,636,206
Net loans and leases	90,336,033	91,443,226	92,067,870	95,538,304	97,662,874
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	2,742	3,998	5,952	8,690	11,427
Other assets	7,940,433	8,233,052	8,236,582	8,351,574	8,248,405
Total assets	$149,863,552	155,107,160	151,901,194	150,622,707	150,481,060

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$58,520,366	60,131,480	56,542,309	55,621,230	53,641,419
Interest-bearing deposits	67,798,347	71,411,929	72,158,987	72,647,542	74,193,255
Deposits at Cayman Islands office	—	—	—	—	641,691
Total deposits	126,318,713	131,543,409	128,701,296	128,268,772	128,476,365
Short-term borrowings	50,307	47,046	103,548	91,235	58,957
Accrued interest and other liabilities	2,174,925	2,127,931	2,067,188	2,042,948	2,000,727
Long-term borrowings	3,443,587	3,485,369	3,500,391	3,499,448	3,498,503
Total liabilities	131,987,532	137,203,755	134,372,423	133,902,403	134,034,552
Shareholders' equity:
Preferred	1,750,000	1,750,000	1,750,000	1,250,000	1,250,000
Common	16,126,020	16,153,405	15,778,771	15,470,304	15,196,508
Total shareholders' equity	17,876,020	17,903,405	17,528,771	16,720,304	16,446,508
Total liabilities and shareholders' equity	$149,863,552	155,107,160	151,901,194	150,622,707	150,481,060

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2022 from
Dollars in millions	2022		2021		2021		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2021	2021
ASSETS
Interest-bearing deposits at banks	$38,693	.19%	27,666	.10%	44,316	.15%	40%	-13%
Federal funds sold and agreements to resell securities	—	.71	678	.12	—	.47	-100	—
Trading account	48	1.61	50	1.44	50	1.62	-3	-4
Investment securities	7,724	2.06	6,605	2.28	6,804	2.12	17	14
Loans and leases, net of unearned discount
Commercial, financial, etc.	23,305	3.61	27,723	3.53	22,330	3.65	-16	4
Real estate - commercial	34,957	3.86	37,609	4.16	36,717	3.89	-7	-5
Real estate - consumer	15,870	3.55	17,404	3.54	16,290	3.53	-9	-3
Consumer	18,027	4.23	16,620	4.64	17,913	4.31	8	1
Total loans and leases, net	92,159	3.85	99,356	3.99	93,250	3.87	-7	-1
Total earning assets	138,624	2.72	134,355	3.08	144,420	2.64	3	-4
Goodwill	4,593		4,593		4,593		—	—
Core deposit and other intangible assets	3		13		5		-74	-31
Other assets	8,428		9,196		8,704		-8	-3
Total assets	$151,648		148,157		157,722		2%	-4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$67,267	.04	70,458	.07	70,518	.04	-5%	-5%
Time deposits	2,647	.21	3,732	.76	2,914	.40	-29	-9
Deposits at Cayman Islands office	—	—	683	.11	—	—	-100	—
Total interest-bearing deposits	69,914	.05	74,873	.10	73,432	.05	-7	-5
Short-term borrowings	56	.01	62	.01	58	.01	-10	-4
Long-term borrowings	3,442	1.88	3,851	1.78	3,441	1.77	-11	—
Total interest-bearing liabilities	73,412	.13	78,786	.18	76,931	.12	-7	-5
Noninterest-bearing deposits	58,141		50,860		61,012		14	-5
Other liabilities	2,201		2,184		2,166		1	2
Total liabilities	133,754		131,830		140,109		1	-5
Shareholders' equity	17,894		16,327		17,613		10	2
Total liabilities and shareholders' equity	$151,648		148,157		157,722		2%	-4%

Net interest spread		2.59		2.90		2.52
Contribution of interest-free funds		.06		.07		.06
Net interest margin		2.65%		2.97%		2.58%

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Income statement data
In thousands, except per share
Net income
Net income	$362,174	457,968	495,460	458,069	447,249
Amortization of core deposit and other intangible assets (1)	933	1,447	2,028	2,023	2,034
Merger-related expenses (1)	12,892	16,062	6,542	2,867	8,089
Net operating income	$375,999	475,477	504,030	462,959	457,372

Earnings per common share
Diluted earnings per common share	$2.62	3.37	3.69	3.41	3.33
Amortization of core deposit and other intangible assets (1)	.01	.01	.02	.02	.02
Merger-related expenses (1)	.10	.12	.05	.02	.06
Diluted net operating earnings per common share	$2.73	3.50	3.76	3.45	3.41

Other expense
Other expense	$959,741	927,500	899,334	865,345	919,444
Amortization of core deposit and other intangible assets	(1,256)	(1,954)	(2,738)	(2,737)	(2,738)
Merger-related expenses	(17,372)	(21,190)	(8,826)	(3,893)	(9,951)
Noninterest operating expense	$941,113	904,356	887,770	858,715	906,755
Merger-related expenses
Salaries and employee benefits	$87	112	60	4	—
Equipment and net occupancy	1,807	340	1	—	—
Outside data processing and software	252	250	625	244	—
Advertising and marketing	628	337	505	24	—
Printing, postage and supplies	722	186	730	2,049	—
Other costs of operations	13,876	19,965	6,905	1,572	9,951
Other expense	$17,372	21,190	8,826	3,893	9,951
Efficiency ratio
Noninterest operating expense (numerator)	$941,113	904,356	887,770	858,715	906,755
Taxable-equivalent net interest income	$907,408	937,356	970,953	946,072	985,128
Other income	540,887	578,637	569,126	513,633	505,598
Less: Gain (loss) on bank investment securities	(743)	1,426	291	(10,655)	(12,282)
Denominator	$1,449,038	1,514,567	1,539,788	1,470,360	1,503,008
Efficiency ratio	64.9%	59.7%	57.7%	58.4%	60.3%
Balance sheet data
In millions
Average assets
Average assets	$151,648	157,722	154,037	150,641	148,157
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(3)	(5)	(7)	(10)	(13)
Deferred taxes	1	1	2	3	3
Average tangible assets	$147,053	153,125	149,439	146,041	143,554
Average common equity
Average total equity	$17,894	17,613	17,109	16,571	16,327
Preferred stock	(1,750)	(1,750)	(1,495)	(1,250)	(1,250)
Average common equity	16,144	15,863	15,614	15,321	15,077
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(3)	(5)	(7)	(10)	(13)
Deferred taxes	1	1	2	3	3
Average tangible common equity	$11,549	11,266	11,016	10,721	10,474
At end of quarter
Total assets
Total assets	$149,864	155,107	151,901	150,623	150,481
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(3)	(4)	(6)	(9)	(12)
Deferred taxes	1	1	2	2	3
Total tangible assets	$145,269	150,511	147,304	146,023	145,879
Total common equity
Total equity	$17,876	17,903	17,529	16,720	16,447
Preferred stock	(1,750)	(1,750)	(1,750)	(1,250)	(1,250)
Common equity	16,126	16,153	15,779	15,470	15,197
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(3)	(4)	(6)	(9)	(12)
Deferred taxes	1	1	2	2	3
Total tangible common equity	$11,531	11,557	11,182	10,870	10,595

(1)	After any related tax effect.